UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

ADELT DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174705	27-3369810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3217 South Orchard Street,
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 467-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change in Control of Registrant

On November 12, 2014, CLS Labs, Inc., a Nevada corporation (“CLS”), acquired from Larry A. Adelt, President and Chief Executive Officer of Adelt Design, Inc. (the “Company”), all of Mr. Adelt’s outstanding shares of common stock in the Company pursuant to a Securities Purchase Agreement dated November 12, 2014 (the “SPA”). Pursuant to the SPA, Mr. Adelt sold to CLS 10,000,000 shares of common stock in the Company (the “Shares”), which Shares represented 55.6% of the Company’s outstanding shares of common stock, in exchange for a purchase price of $295,250.00. The purchase price was paid by CLS from its cash reserves. Accordingly, CLS acquired control of the Company as of the closing of the above-described transaction on November 12, 2014 (the “Closing”).

In accordance with the terms of the SPA, Jeffrey I. Binder, Chairman, President, Chief Executive Officer and a director of CLS, was appointed to the board of directors of the Company simultaneously with the Closing. Upon his appointment, the Company’s Board of Directors consisted of Mr. Binder and Mr. Adelt. Immediately following the Closing, Mr. Adelt resigned as President, Treasurer and Secretary of the Company. The Board of Directors subsequently appointed Mr. Binder as Chairman of the Board, President and Chief Executive Officer of the Company, and appointed Michael Abrams as Chief Operating Officer of the Company. On November 14, 2014, Mr. Adelt resigned from the Board of Directors.

As a condition to the Closing, and pursuant to five stock purchase agreements each dated November 12, 2014, five people or entities unaffiliated with the Company purchased an aggregate of 7,975,000 shares of common stock in the Company from twenty-four stockholders other than Mr. Adelt. The total number of shares acquired by these five purchasers represented 44.3% of the Company’s outstanding shares of common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the SPA, Jeffrey I. Binder was appointed to the Board of Directors simultaneously with the Closing. Immediately following the Closing, Mr. Adelt resigned as President, Treasurer and Secretary of the Company. The Board of Directors subsequently appointed Mr. Binder as Chairman of the Board, President and Chief Executive Officer of the Company, and appointed Michael Abrams as Chief Operating Officer of the Company. On November 14, 2014, Larry A. Adelt resigned from the Board of Directors.

Mr. Binder, age 68, has served as Chairman, President, Chief Executive Officer and a director of CLS since its formation in 2014. Since 2008, Mr. Binder has served as a founder, Chairman, and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, Mr. Binder founded Infinity 8, Inc., a software development company, where he served as its Chairman, Treasurer and a director until 2011. Since 1988, Mr. Binder has served as Chairman, President and a director of JeMJ Financial Services, Inc., a private holding company through which he has mentored start-up and mid-stage companies. Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971.

Mr. Abrams, age 37, has served as Chief Operating Officer of CLS since October 2014. Prior to joining CLS, Mr. Abrams served as President and Chief Executive Officer of CannAdvantage, Inc., a medical marijuana consulting company, from March 2014 to October 2014. Between July 2012 and October 2014, Mr. Abrams served as general manager of Ancient Alternatives, LLC, and as general manager of Green Tree Medical, LLC, each a marijuana dispensary company. Between July 2011 and November 2013, Mr. Abrams served as the founder and general manager of Bolder Ventures, LLC, a medical marijuana cultivation and sales company. From 2009 to 2011, Mr. Abrams was a self-employed securities trader. Mr. Abrams graduated from Eckerd College in 1999 with a Bachelor’s degree in Arts and Business Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADELT DESIGN, INC.

Date: November 18, 2014	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder, Chairman, President and Chief
Executive Officer